Exhibit 10.7

[GRAPHIC OMITTED]

                           Fixed Rate Promissory Note
                                (Multiple Loans)
                               New York, New York


                                                                    May 27, 2005


         For value received, the undersigned (the "Borrower") unconditionally promises to pay to the order of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (the "Bank"), at its office located at 270 Park Avenue, New York, New York 10017, the principal amount of each loan made by the Bank to the Borrower and outstanding under this Note on the maturity date(s) as evidenced by the Bank's records as provided in the fifth paragraph hereof.

         The Borrower promises to pay interest on the unpaid balance of the principal amount of each such loan for each day outstanding at a fixed rate per annum equal to the rate as evidenced in the Bank's records as provided in the fifth paragraph hereof; provided that principal and (to the extent permitted by law) interest not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest for each day overdue at a variable rate per annum equal to: (a) the higher of: (i) the Federal Funds Rate plus 1/2 of 1% and (ii) the Prime Rate; plus (b) 2%. "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions as published by the Federal Reserve Bank of New York for such day (or for any day that is not a banking day in New York City, for the immediately preceding banking day). "Prime Rate" means, for any day, that rate of interest from time to time announced by the Bank at its principal office as its prime rate, as in effect for such day in accordance with announcements by the Bank of changes in such rate. Interest shall be calculated on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on each loan shall be due and payable at the maturity thereof (and quarterly, if requested by the Bank); provided, however, that interest accruing on any amount not paid when due shall be payable upon demand. In no case shall the interest on this Note exceed the maximum amount which the Bank may charge or collect under applicable law.

         Each loan hereunder may be prepaid in whole or in part, provided that accrued and unpaid interest is paid on the date of such prepayment, together with any compensation payable in accordance with the following. If there is any payment (whether by voluntary prepayment, acceleration or otherwise) of a loan under this Note on a date other than the scheduled maturity date set forth in the first paragraph hereof, then the Borrower will pay the Bank on demand such amount as will be sufficient in the reasonable opinion of the Bank to compensate it for any loss, cost or expense which the Bank determines is attributable thereto. Without limiting the foregoing, such compensation shall include an amount equal to redeployment costs or expenses which the Bank determines are attributable thereto and any costs, expenses or compensation payable to lenders holding an interest in the loan.

         All payments under this Note shall be made without set-off or counterclaim in lawful money of the United States of America and in immediately available funds at the Bank's principal office specified above. If any loan evidenced by this Note becomes due and payable on a day which is not a banking day in New York City, the maturity of such loan shall be extended to the next succeeding banking day, and interest shall be payable for such extension on such loan at the rate of interest specified in this Note. The Bank may (but shall not be obligated to) debit the amount of any payment which is not made when due to any deposit account of the Borrower with the Bank.

         The date, amount, rate of interest and maturity date of each loan under this Note and each payment of principal, loan(s) to which such principal is applied (which Borrower may designate in writing in advance or at the time of such payment provided Borrower is not then in default or would not thereby be in default in which case such application shall be at the discretion of the Bank) and the outstanding principal balance of loans shall be recorded by the Bank on its books and, at the discretion of the Bank prior to any transfer of this Note or at any other time, may be endorsed by the Bank on a schedule. Any such endorsement shall be conclusive in the absence of manifest error.


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         If any of the following events of default shall occur and be continuing: (a) the Borrower fails to pay any liability to the Bank under this Note when due and payable; (b) the Borrower shall breach any material covenant in this Note or other document delivered in connection with this Note (this Note and any such document being a "Facility Document") or any material representation or warranty in any Facility Document or any certificate, opinion, financial or other statement delivered in connection with a Facility Document shall prove to be false or inaccurate in any material respect when made; (c) the Borrower shall fail to pay any other Indebtedness (as that term is currently defined in the credit agreement identified in the immediately following clause) of Borrower in aggregate principal amount in excess of $10,000,000 when due and payable beyond any applicable grace period, or one or more judgments in the aggregate amount of $10,000,000 or more (not fully covered by insurance as to which the relevant insurance company has acknowledged coverage) are entered against the Borrower which have not been vacated, discharged, satisfied, stayed or bonded pending appeal within 30 days from the entry thereof; (d) an Event of Default shall occur under the Five Year Credit Agreement dated as of December 17, 2004 among the Borrower and the several lenders from time to time parties thereto (as same may be amended, supplemented, renewed or restated from time to time) and, so long as the Bank is a party to such credit agreement, such default shall not have been waived by the lenders party thereto, provided that if such credit agreement is repaid, expires or terminates, or the Bank ceases to be a party thereto, this clause shall be based upon the terms of such credit agreement as it existed immediately prior to such event; (e) the Borrower shall become insolvent (however evidenced) or shall seek any relief under any bankruptcy or similar law of any jurisdiction (or any person shall seek such relief against the Borrower, provided that if Borrower promptly contests such proceeding, it shall not be an event of default unless (A) an order for relief or similar adjudication is entered, or (B) such proceeding remains pending 60 days of the commencement thereof); (f) any Facility Document shall at any time cease to be in full force and effect or its validity or enforceability shall be disputed or contested by the Borrower or any person controlled by the Borrower; THEN, if the Bank shall elect by notice to the Borrower, the unpaid principal amount of this Note, together with interest and any other amounts due hereunder shall become forthwith due and payable; provided that in the case of an event of default under (e) above, such amounts shall automatically become due and payable without any notice or other action by the Bank.

         The Borrower waives presentment, notice of dishonor, protest and any other formality with respect to this Note, other than notices expressly provided for herein.

         The Borrower shall reimburse the Bank on demand for all reasonable costs, expenses and charges (including, without limitation, reasonable fees and charges of external counsel for the Bank) in connection with the enforcement of this Note after default.

         This Note shall be binding on the Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns; provided that the Borrower may not delegate any obligations hereunder without the prior written consent of the Bank.

         THIS NOTE SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. THE BORROWER CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE STATE OR FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK. SERVICE OF PROCESS BY THE BANK IN CONNECTION WITH ANY SUCH DISPUTE SHALL BE BINDING ON THE BORROWER IF SENT TO THE BORROWER BY REGISTERED MAIL AT THE ADDRESS SPECIFIED BELOW. THE BORROWER WAIVES ANY RIGHT THE BORROWER MAY HAVE TO JURY TRIAL.



Address:
                                                     Thermo Electron Corporation
81 Wyman Street
Waltham, MA  02454
Attn.: Jeffrey Botte
                                                     By: /s/ Kenneth J. Apicerno
                                                         -----------------------
                                                   Name: Kenneth J. Apicerno
                                                  Title: Treasurer


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